UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	[ X ]

Check the appropriate box:

[	] Preliminary Proxy Statement
[	] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[	] Definitive Additional Materials
[	] Soliciting Material Pursuant to Sec. 240.14a-12

ROYALE ENERGY, INC.

(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Royale Energy, Inc.

DATE:	June 26, 2009
TIME:	11:00 a.m.
PLACE:	Royale Energy, Inc.
7676 Hazard Center Drive, Suite 1500
San Diego, CA 92108

Matters to be Voted on:

1.	Election of directors to serve for the ensuing year;

2.	Approval of increase in the number of authorized shares of common stock of the Company from 10,000,000 to 20,000,000; and

3.	Transaction of such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting

Shareholders of record at the close of business on May 15, 2009, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

By Order of the Board of Directors,

Donald H. Hosmer

Co-President and Co-CEO

Date: May 28, 2009

PROXY STATEMENT

Royale Energy’s board of directors solicits your proxy, using the enclosed proxy card, for use at the annual meeting of shareholders to be held June 26, 2009, and at any adjournment thereof. This proxy statement has information about the annual meeting and was prepared by Royale Energy’s management for the board of directors. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

GENERAL INFORMATION

The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages. By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management’s best judgment in response to proposals initiated by others at the meeting.

1) Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising Royale Energy’s secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

2)Who may Vote

Each shareholder of record at the close of business on May 15, 2009, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. (See Proposal 1: Election of Directors.) OnMarch 31, 2009, Royale Energy had outstanding8,506,098 shares of common stock and 52,784 shares of Series AA convertible preferred stock entitled to vote at the meeting.

3)Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

4) Voting by Street Name Holders

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 pm on June 25, 2009, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors), but will not be able to vote your shares on either of the second proposal, and your shares will be considered a “broker non-vote” on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

5) How your Votes are Counted

We will hold the annual meeting on June 26, 2009, if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

If you mark “Abstain” with respect to any proposal on your proxy, your shares will be counted in the number of votes cast, but will not be counted as votes for or against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

This proxy statement and the accompanying proxy form were first distributed on or about May 28, 2009, to shareholders entitled to vote at the meeting.

ITEMS OF BUSINESS

PROPOSAL 1: ELECTION OF DIRECTORS

Eight directors will be elected to serve on our board of directors until the next annual meeting of shareholders or until their successors are elected and qualified

a) The Director Nomination Process

All of the nominees for our board of directors were approved unanimously by the two independent directors who serve on the nominations committee. All eight nominees are current board members who are standing for re-election.

b) Voting

The eight nominees receiving the highest number of votes will be elected. Signed proxies received will be voted for the election of the nominees listed in this proxy statement, all of whom have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion.Votes withheld for a nominee will not be counted.

c) Cumulative Voting

Cumulative voting allows a shareholder to cast for any one or more candidates a number of votes greater than their number of shares. For cumulative voting to be in effect, at least one shareholder must give notice of their intent to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. For example, if you have 100 shares and there are eight seats to be filled on the board, you will have 800 votes. If any shareholder gives notice of intent to cumulate votes, you could cast all your votes for one nominee or distribute your votes among as many nominees as you would like.

d) Nominees for the Board of Directors

Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of Royale Energy. Membership on board committees, attendance at board and committee meetings, and ownership of stock in Royale Energy are indicated in separate sections following the individual resumes of the nominees.

Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of May 1, 2009.

Nominees for Director

Name	Age	First Became Director or Executive Officer	Positions Held

Harry E. Hosmer (3)	78	1986	Chairman of the Board
Donald H. Hosmer	55	1987	Co-President, Co-Chief Executive Officer and Director
Stephen M. Hosmer	42	1996	Co-President, Co-Chief Executive Officer, Chief Financial Officer and Director
Oscar A. Hildebrandt (1) (2) (3) (4)	73	1995	Secretary and Director
George M. Watters (1) (2)	89	1991	Director
Gilbert C. L. Kemp(1)	75	1998	Director
Gary Grinsfelder (4)	59	2007	Director
Tony Hall (2) (4)	67	2007	Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the executive committee.

(4)	Member of the nominations committee.

The board has determined that directors Gary Grinsfelder, Tony Hall, Oscar Hildebrandt, George M. Watters and Gilbert C. L. Kemp qualify as independent directors under NASDAQ rules.

e) Nominee Profiles

The following summarizes the business experience of each director and executive officer for the past five years.

HARRY E. HOSMER – Chairman of the Board

Harry E. Hosmer has served as chairman since Royale Energy began in 1986, and from inception in 1986 until June 1995, he also served as president and chief executive officer.

DONALD H. HOSMER – Co-President, Co-Chief Executive Officer and Director

Donald H. Hosmer has served as an executive officer and director of Royale Energy since its inception in 1986. In June 1995 he became president and chief executive officer. In October 2008 he became co-president and co-chief executive officer, with primary responsibility for marketing and investor/shareholder relations for the company. Donald H. Hosmer is the son of Harry E. Hosmer and brother of Stephen M. Hosmer.

STEPHEN M. HOSMER – Co-President, Co-Chief Executive Officer, Chief Financial Officer, Director

Stephen M. Hosmer joined Royale Energy as the management information systems manager in May 1988, responsible for developing and maintaining Royale Energy’s computer software. Mr. Hosmer developed programs and software systems used by Royale Energy. From 1991 to 1995, he served as president of Royale Operating Company, Royale Energy’s operating subsidiary. In 1995, he became chief financial officer of Royale Energy. In 1996, he was elected to the board of directors of Royale Energy. In 2003, he was elected executive vice president. In October 2008, he became co-president and co-chief executive officer with primary responsibility for oil and gas exploration operations. Mr. Hosmer served seven years on the board of directors of Youth for Christ, a charitable organization in San Diego, California. Stephen M. Hosmer is the son of Harry E. Hosmer and brother of Donald H. Hosmer. Mr. Hosmer holds a Bachelor of Science degree in Business Administration from Oral Roberts University in Tulsa, Oklahoma, as well as earning his MBA degree via the prestigious President/Key Executive program at Pepperdine University in Malibu, California.

OSCAR HILDEBRANDT, D.V.M. – Secretary and Director

Dr. Hildebrandt served as an advisory member of Royale Energy’s board of directors from 1994 to 1995 and became a director in 1995. He serves as chairman of Royale Energy’s audit committee. Dr. Hildebrandt practiced veterinary medicine as President of Medford Veterinary Clinic, Medford, Wisconsin, from 1960 to 1990. Since

1990, Dr. Hildebrandt has engaged independently in veterinary practice consulting services. He has served on the board of directors of Fidelity National Bank - Medford, Wisconsin, and its predecessor bank from 1965 to the present and is past chairman of the board of the Bank. From 1990 to the present he has acted as a financial advisor engaged in private business interests. Dr. Hildebrandt received a Bachelor of Science degree from the University of Wisconsin in 1954 and a Doctor of Veterinary Medicine degree from the University of Minnesota in 1958.

GILBERT C.L. KEMP – Director

Mr. Kemp has since 2002 served as an independent consultant for seismic operations in the oil and gas industry. He managed the California operations of Western Atlas, Inc., a New York Stock Exchange company from 1998 until 2002. Mr. Kemp was a founding member of 3-D Geophysical, Inc., where he served as Vice President from 1996 until March 1998. In March 1998 3-D Geophysical, whose stock had been listed on the Nasdaq National Market System since February 1996, merged with Western Atlas, Inc. During the years 1987 to 1995, Mr. Kemp served as president and CEO of Kemp Geophysical Corporation, which owned and operated seismic crews in the United States and Canada.

GARY GRINSFELDER – Director

Mr. Grinsfelder is a qualified manager and geologist with 33 years experience in oil and gas exploration, exploitation and property evaluation. He is Executive Vice President – Exploration and Business Development, and Secretary of Output Exploration, LLC, Houston, Texas, where he has been employed since 1994. He has also served in geologic and management roles for Araxas Exploration, Inc., Triad Energy Corporation, Spartan Petroleum Corporation, American Petrofina Company of Texas, Union Oil Company of California and Degolyer and MacNaughton. He received a Bachelor of Science degree in 1972 from Southern Methodist University and has performed graduate studies at the University of Puerto Rico Department of Marine Science and University of Houston Department of Geology.

TONY HALL - Director

Ambassador Hall served as a member of the United States House of Representatives, representing the people of the Third District of Ohio, for almost twenty-four years, from 1979 to 2002. In 2002 he was appointed U.S. Ambassador to the United Nations Agencies for Food and Agriculture. He served as chief of the U.S. Mission to the U.N. Agencies in Rome – the Work Food Program, Food and Agriculture Organization and International Fund for Agricultural Development. He has been nominated for the Nobel Peace Prize on three occasions for his humanitarian and hunger-related work. He received his A. B. degree from Denison University, Granville, Ohio, in 1964.

GEORGE M. WATTERS - DIRECTOR

Mr. Watters has been a Director of Royale Energy, Inc. since 1991. He has many years of senior management experience, including 23 years with Amoco, in all phases of downstream petroleum operations - marketing, refining, trading and commercial development. As CEO, he was instrumental in the conception and development of two successful grass roots refining and marketing projects in Australia and Singapore. His last assignment was Chief Executive of Amoco Shipping and Trading Company, residing in London. Prior to his affiliation with Amoco, he held various senior management positions with the former Standard-Vacuum Oil Company, jointly owned by Exxon and Mobil. He is a graduate of MIT and also attended their Management Program for Senior Executives. During World War II, Mr. Watters served four years as an officer in the U.S. Navy Civil Engineering Corps.

f) Board of Directors; Committee Assignments

Eight meetings of the board of directors were held in 2008. No member of the board attended less than 75% of the 2008 meetings held while the member was serving as a director.

Audit Committee

Purpose: To assist the board of directors in carrying out its responsibility as to the independence and competence of the Company’s independent public accountants. The audit committee operates pursuant to an audit committee charter which has been adopted by the board of directors to define the committee’s responsibilities. A copy of the audit committee charter is posted on our website, www.royl.com. The board has determined that Oscar Hildebrand qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K, promulgated by the Securities and Exchange Commission.

Number of Meetings Held in 2008: Six

Members:	Gilbert C. L. Kemp
George M. Watters
Oscar Hildebrandt

Attendance: Mr. Kemp attended two thirds of the committee meetings in 2008; the remaining committee members attended all committee meetings in 2008.

Compensation Committee

Purpose: To review and make recommendations to the board of directors on setting the salaries of the company’s officers and the compensation to be paid to members of the board of directors who are not employees of the Company.

Number of Meetings Held in 2008:One

Members:	Tony P. Hall
Oscar A. Hildebrandt
George M. Watters

Attendance: Except for Mr. Hall, who did not attend the 2008 all committee members attended the committee meeting in 2008.

No Compensation Committee Interlocks

None of our executive officers has served on the board of directors or on the compensation committee for any other entity in which any member of our board is an officer in the last fiscal year.

Executive Committee

Number of Meetings Held in 2008: Two

Members:	Oscar A. Hildebrandt
Harry E. Hosmer

Attendance: All committee members attended the committee meetings held in 2008.

Purpose: To work with management and report back to the board of directors.

Nominations Committee

Purpose: To review and make recommendations to the board of directors concerning the nominees proposed for election of directors at the annual meeting of directors.

Number of Meetings Held in 2008:One

Members:	Oscar A. Hildebrandt
Gary Grinsfelder
Tony Hall

Attendance: All committee members attended the committee meeting held in 2008.

g) Executive Compensation

The following table summarizes the compensation of the chief executive officer, chief financial officer and the two other most highly non-executive employees (the “named executives and employees”) of Royale Energy and its subsidiaries during the past year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
		($)	($)	($)	($)	($)	($)

Donald H. Hosmer	2008	$226,442	$65,000	$3,267	$7,008	$ 8,743	$310,460
Co-President and Co-CEO	2007	$225,077	-	-	-	$ 6,752	$231,829
	2006	$212,234	-	-	-	$20,515	$232,749

Stephen M. Hosmer	2008	$216,192	$65,000	$3,267	$7,008	$20,796	$314,262
Co-President, Co-CEO &	2007	$213,823	-	-	-	$18,775	$232,598
CFO	2006	$203,397	-	-	-	$20,517	$223,914

Mohamed Abdel-Rahmen (4)	2008	173,922	-	-	-	$ 5,218	$179,140
VP Exploration	2007	150,386	-	-	-	$ 4,250	$154,636

(1) On November 6, 2008, Donald H. Hosmer and Stephen M. Hosmer were each awarded 15,000 shares of common stock for services rendered during 2008. The closing price of Royale Energy’s common stock on that date was $3.31 per share. One third of the shares vest on November 6, 2009, 2010 and 2011. If the price of Royale Energy’s common stock reaches $15 per share during the vesting period, the number of shares will increase to 30,000 shares each.

(2) The assumptions made in the valuation of option awards are discussed in Note 13 of Royale Energy’s audited financial statements for the year ended December 31, 2008, which are contained in the Annual Report on Form 10-K that accompanies this proxy statement.

(3) All other compensation consists of matching contributions to the Company’s simple IRA plan, except for Stephen M. Hosmer, who also received a $12,000 car allowance.

(4) Mr. Abdel-Rahmen is a highly compensated employees under SEC rules who did not serve as executive officers during 2008.

Stock Options and Equity Compensation; Outstanding Equity Awards at Fiscal Year End

In March 2008, the directors and executive officers of Royale Energy were each granted 45,000 options to purchase common stock at an exercise or base price of $3.50 per share, in consideration of their past service on the board. These options vest and become exercisable in three parts, the first 15,000 vested and became exercisable March 31, 2008, the second 15,000 vested and became exercisable March 31, 2009, and the final 15,000 will vest and become exercisable March 31, 2010. They were granted for a period of four years.

In November 2008, the chairman and co-presidents were each granted 15,000 shares of common stock, and the remaining non-employee directors were each granted 10,000 shares of common stock. One third of the shares vest on November 6, 2009, 2010 and 2011. If the price of Royale Energy’s common stock reaches $15 per share during the vesting period, the number of shares granted to the chairman and co-presidents will increase to 30,000 shares each, and the number of shares granted to the remaining non-employee directors will increase to 20,000 shares each.

The following table presents the number of unexercised options and unvested stock awards at year end for each named executive officer.

Options					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)

Donald H. Hosmer	30,000	15,000 (1)	$3.50	3/31/2012	30,000 (2)	$84,000
Stephen M. Hosmer	15,000	15,000 (1)	$3.50	3/31/2012	30,000 (2)	$84,000

(1) These options vest and become exercisable on March 31, 2010.

(2) One third of the stock award vests on November 6, 2009, 2010 and 2011. If the price of Royale Energy’s common stock reaches $15 during the vesting period, the number of shares granted to each named executive officer will be 30,000; otherwise, the number of shares granted to each named executive officer will be 15,000.

Compensation Committee Report

Our executive compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its discussion and review, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee:

Oscar A. Hildebrandt, Chair

Tony P. Hall

George M. Watters

Compensation Discussion and Analysis

Our executive compensation policy is designed to motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. Our compensation policy for our executive officers focuses primarily on determining appropriate salary levels and performance-based cash bonuses.

The elements of executive compensation at Royale Energy consist mainly of cash salary and, if appropriate, a cash bonus at year end. The compensation committee makes recommendations to the board of directors annually on the compensation of the two top executives: Co-Presidents and the Co-Chief Executive Officers Donald H. Hosmer and Stephen M. Hosmer. We do not have employment contracts with either of our executive officers.

Royale Energy also does not provide extensive personal benefits to its executives beyond those benefits, such as health insurance, that are provided to all employees. Each executive does receive an annual car allowance.

Policy

The compensation committee’s primary responsibility is making recommendations to the board of directors relating to compensation of our officers. The committee also makes recommendations to the board of directors regarding employee benefits, our defined benefit plans, defined contribution plans, and stock based plans.

Determination

To determine executive compensation, the committee, in December each year, meets with our officers to review our compensation programs, discuss the performance of the company, the duties and responsibilities of each of the officers pay levels and business results compared to others similarly situated within the industry. The committee then makes recommendations to the board of directors for any adjustment to the officers compensation levels.

Compensation Elements

Base. Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by our peers. Base salaries are reviewed annually. The salaries we paid to our most highly paid executive officers for the last three years are set forth in the Summary Compensation Table included under Executive Compensation.

Bonus. The compensation committee meets annually to determine the quantity, if any, of the cash bonuses of executive officers. The amount granted is based, subjectively, upon the company’s stock price performance, earnings, revenue, reserves and production. The committee does not use quantifiable metrics for these criteria; but rather uses each in balance to assess the strength of the company’s performance. The committee believes that formulaic approaches to cash incentives can foster an unhealthy balance between short-term and long-term goals. In 2006, the compensation committee did not award bonuses to any of the company’s executive officers.

Compensation of Directors

Each director who is not an employee of Royale Energy receives a quarterly fee for his services, which in 2008 was set at $$3,602.50. Committee members receive fees of $605.00 for attendance at each audit committee meeting and $302.50 for attendance at each compensation committee meeting. The Secretary receives an additional fee of $357.50 for attendance at each meeting. In addition, Royale Energy reimburses directors for the expenses they incur for their service.

In addition, Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders and receives compensation for management consulting services to Royale Energy on an ongoing basis. See Certain Relationships and Related Transactions, page 10.

The following table describes the compensation paid to our directors who are not also named executives for their services in 2008.

Name	Fees earned or paid in cash	Stock awards (1)	Option awards (2)	All Other Compensation	Total
	($)	($)	($)	($)	($)
Harry E. Hosmer	$169,462	$2,367	$9,344	$14,206 (3)	$193,942
Oscar A. Hildebrandt	$18,563	$2,178	$9,344		$27,748
George M. Watters	$17,133	$2,178	$9,344		$26,318
Gilbert C. L. Kemp	$16,225	$2,178	$9,344		$25,410
Gary Grinsfelder	$10,808	$2,178	$9,344		$19,993
Tony P. Hall	$11,110	$2,178	$9,344		$20,295

(1) On November 6, 2008, board chairman Harry E. Hosmer was awarded 30,000 shares of common stock and the remaining non-employee directors were each awarded 20,000 shares of common stock for services rendered on the board during 2008. The closing price of Royale Energy’s common stock on that date was $3.31 per share. One third of the shares vests on November 6, 2009, 2010 and 2011. If the price of Royale Energy’s common stock reaches $15 during the vesting period, the number of shares granted to Harry E. Hosmer will be 30,000 and to the remaining non-employee directors will be 20,000; otherwise, the number of shares granted to Harry E. Hosmer will be 15,000 and to the remaining non-employee directors will be 10,000.

(2) The following directors had the following amounts of vested and unvested options outstanding at December 31, 2008: Harry E. Hosmer 30,000; Oscar A. Hildebrandt 45,000; George M. Watters 45,000; Gilbert C. L. Kemp 45,000; Gary Grinsfelder 35,000; Tony P. Hall 45,000. The options granted to officers and directors during 2008 are discussed in Note 13 to Royale Energy’s audited financial statements for the year ended December 31, 2008, which are included in Royale Energy’s Annual Report on Form 10-K that accompanies this proxy statement. The assumptions made in the valuation of option awards are discussed in Note 13 of Royale Energy’s audited financial statements for the year ended December 31, 2008, which are contained in the Annual Report on Form 10-K that accompanies this proxy statement.

(3) Other compensation paid to Harry E. Hosmer in 2008 consists of payments for medical and dental insurance coverage.

l) Security Ownership of Certain Beneficial Owners and Management

Common Stock

On March 31, 2009, 8,506,098 shares of Royale Energy’s common stock were outstanding.

The following table contains information regarding the ownership of Royale Energy’s common stock as of March 31, 2009, by:

i)	each person who is known by Royale Energy to own beneficially more than 5% of the outstanding shares of each class of equity securities;

ii)	each director of Royale Energy, and

iii)

all directors and officers of Royale Energy as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares. The holdings reported are based on reports filed with the Securities and Exchange Commission and the Company by the officers, directors and 5% shareholders pursuant to Section 16 of the Securities Exchange Act of 1934.

Stockholder (1)	Number	Percent

Harry E. Hosmer (2), (3)	730,697	8.58%

Donald H. Hosmer (2), (3)	922,159	10.80%

Stephen M. Hosmer (2), (3) (4)	1,160,427	13.62%

Oscar A. Hildebrandt (2), (5)	105,736	1.24%

Gilbert C. L. Kemp(2),	52,942	*

Gary Grinsfelder (2)	27,844	*

Tony P. Hall (2)	31,250	*

George M. Watters (2), (6)	109,481	1.28%

All officers and directors as a group	3,140,536	36.07%

* Less than 1%

(1) The mailing address of each listed stockholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

(2) Includes options to purchase the following number of shares of common stock which are currently vested and exercisable: Harry E. Hosmer 15,000, Donald H. Hosmer 30,000; Stephen M. Hosmer 15,000; Gary Grinsfelder 20,000; Tony Hall 30,000; Oscar A. Hildebrandt 30,000; Gilbert C. L. Kemp 30,000; George Watters 30,000.

(3) Donald H. Hosmer and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

(4) Includes 12,000 shares owned by Stephen M. Hosmer’s minor children.

(5) Includes 75,736 shares held by a trust.

(6) Includes 72,841 shares held by a trust and 7,000 shares held in an IRA.

Preferred Stock

Holders Series AA convertible preferred stock have voting rights equal to the number of shares into which they are convertible. On March 31, 2009, 52,784 shares of Series AA convertible preferred stock were outstanding. The shares of each series of preferred shares are convertible into shares of Royale Energy's common stock at the option of the security holder, at the rate of two shares of convertible preferred stock for each share of common stock. The preferred stock is not registered under the Securities Exchange Act of 1934, and no market exists for the preferred stock. The total number of shares of common stock issuable on conversion of all outstanding shares of preferred stock equals less than 1% of the outstanding common stock of Royale Energy. To Royale Energy's knowledge, none of the preferred shareholders would own more than 1% of Royale Energy's common stock, if their preferred shares were converted to common shares.

m) Certain Relationships and Related Transactions

Investments in Wells by Directors

In 1989, the board of directors adopted a policy (the “1989 policy”) that permits each director and officer of Royale Energy to purchase from Royale Energy, at its cost, up to one percent (1%) fractional interest in any well to be drilled by Royale Energy. When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to Royale Energy's actual pro rata cost of drilling and completion, rather than the higher amount that Royale Energy charges to working interest holders for the purchase of a percentage working interest in a well. Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, George Watters and Oscar Hildebrandt at various times have elected under the 1989 policy to purchase interests in certain wells Royale Energy has drilled.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect begins. Participants are required to pay all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed Royale Energy's cost estimates, instead of paying a set, turnkey price (as do outside investors who purchase undivided working interests from Royale Energy). Thus, they participate on terms similar to other oil and gas industry participants or joint venturers. Participants are invoiced in advance for their share of estimated direct costs of drilling and completion and later actual costs are reconciled, as Royale Energy incurs expenses and participants make further payments as necessary.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commissions, if any, or marketing expenses. The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage. Accordingly, Royale Energy's management believes that its officers and directors who participate in wells under the Board of Directors' policy do so on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from Royale Energy.

Donald and Stephen Hosmer each have participated individually in 144 and 143 wells respectively under the 1989 policy. The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 142 wells.

Investments in wells under the 1989 policy for the three years ended December 31, 2008, 2007 and 2006 are as follows:

	Year	# of fractional interests	Amount
Don Hosmer	2008	8	$ 42,961
	2007	8	$ 30,014
	2006	16	$ 86,785
Stephen Hosmer	2008	8	$ 36,479
	2007	6	$ 17,278
	2006	15	$ 49,162
Hosmer Trust	2008	8	$ 36,688
	2007	6	$ 17,278
	2006	16	$ 47,106

Current officers and directors were billed $38,326, $21,759 and $49,898 for their interests for the three years ended December 31, 2008, 2007 and 2006, respectively.

Royale Energy's Chairman of the Board and former President, Harry E. Hosmer, renders management consulting services to Royale Energy on an ongoing basis. Royale Energy compensated Mr. Hosmer $169,462, $167,717 and $152,370 for his consulting services in 2008, 2007 and 2006, respectively, and pays his medical insurance costs. Mr. Hosmer's consulting services are in conjunction with his service on the board of directors, for which he receives reimbursement of expenses to attend meetings.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our directors and executive officers. The code is posted on our website, www.royl.com.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2: INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 20,000,000 SHARES

As of December 31, 2008, Royale Energy had authorized 10,000,000 shares of no par value common stock and had 8,538,717 shares issued with 8,506,098 shares outstanding and 32,619 shares of treasury stock. On that date, Royale Energy also had authorized 10,000,000 shares of preferred stock and had 52,784 shares of Series AA preferred stock outstanding. In June 2008 the Company had sold 547,745 shares of its common stock, together with a warrant to purchase an additional 191,781 shares of stock, to an institutional investor for $4,000,000. A placement agent also received warrants to purchase up to 32,877 shares of Common Stock as part of the sale.

Stockholders are being asked to approve a ten million share increase in the number of authorized shares of common stock in order make additional shares available for capital formation by means of equity investments in the Company, as well as to assure that sufficient shares are available to fulfill the terms of our incentive compensation programs for executives and employees.

The additional shares of common stock will, if and when issued, be identical to the shares of the Company’s common stock now authorized and outstanding. The increase in authorized shares will not affect the rights of current stockholders, but issuance of the shares could decrease each existing stockholder's proportionate equity ownership.

On April 1, 2008, Nasdaq notified Royale Energy by letter that Royale is not currently in compliance with the requirement that companies listed on the Nasdaq Global Market are required by Marketplace Rule 4450(a)(3) to maintain a minimum of $10 million in stockholders’ equity for continued listing. Royale Energy’s Form 10-K for the year ended December 31, 2008, reported stockholders’ equity at December 31, 2008, of $7,394,467.

Royale Energy is preparing to submit its plan to regain compliance in accordance with Nasdaq rules. Royale Energy may elect to sell additional shares of common stock as part of its plan to increase stockholders’ equity, and if so, it may need authority to issue additional shares which exceed the current 10 million share authorization. In addition, Royale Energy is considering the possibility of acquiring additional oil and gas properties, either directly or by way of a merger or share exchange with other oil and gas producers, and the company may need to issue shares in excess of the current 10 million share authorization to accomplish those acquisitions. As of the date of this proxy statement, no specific target companies or properties have been identified for acquisitions.

After shareholder approval of the proposed increase in authorized shares, the additional shares can be issued by the board without further stockholder action except as required by law or stock exchange regulations. The board believes that this flexibility is in the best interests of the Company and its stockholders.

An amendment to the Company’s Articles of Incorporation is required to increase the number of authorized shares. The text of the proposed amendment is attached to this proxy statement as Appendix A. The affirmative vote of a majority of Royale Energy’s shareholders represented and entitled to vote at the meeting is required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 20,000,000 SHARES.

PROPOSAL 3: OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed. The proxy being solicited by the board of directors provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

OTHER INFORMATION

a) Independent Auditors – Auditors’ Fees

Our former independent auditors, Sprouse & Anderson, LLP., merged with Padgett Stratemann LLP in November 2007. Sprouse & Anderson served as the independent auditors to audit the Company’s financial statements for the fiscal years since 2004. Padgett Stratemann LLP served as the independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2008. The aggregate fees billed by them for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
Audit fees (1)	$ 98,414	$ 94,081
Audit-related fees (2)	-	-
Tax fees (3)	38,000	35,436
All other fees (4)	14,675	-
Total	$151,089	$129,517

(1) Audit fees are fees for professional services rendered for the audit of Royale Energy’s annual financial statements, reviews of financial statements included in the company’s Forms 10-Q, and reviews of documents filed with the U.S. Securities and Exchange Commission.

(2) Audit related fees consist of fees for services reasonably related to performance of the audit or review of Royale

Energy’s financial statements. For 2008 and 2007, these services include quarterly reviews of financial information.

(3) Tax fees consist of tax planning, consulting and tax return reviews.

(4) Other fees consist of work on registration statements under the Securities Act of 1933.

The audit committee of Royale Energy has adopted policies for the pre-approval of all audit and non-audit services provided by the company’s independent auditor. The policy requires pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

No representatives of Padgett Stratemann LLP are expected to be present at the annual meeting. Although the audit committee has the sole responsibility to appoint the auditors as required under the Securities Exchange Act of 1934, the committee welcomes any comments from shareholders on auditor selection or performance. Comments may be sent to the audit committee chair, Dr. Oscar A. Hildebrandt, care of Royale Energy’s executive office, 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

b) Annual Report

An annual report to shareholders on Form 10-K accompanies this proxy statement.

c) Method and Cost of Soliciting Proxies

The accompanying proxy is being solicited on behalf of the board of directors of Royale Energy. the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by Royale Energy. Proxies may be solicited by officers, directors, and employees of Royale Energy in person, or by mail, courier, telephone or facsimile. In addition, Royale Energy has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. For these services Royale Energy will pay a fee of approximately $750.

d) Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require that Royale Energy's directors, certain officers, and greater than 10 percent shareholders file reports of ownership and changes in ownership with the SEC and the NASD and furnish Royale Energy with copies of all such reports they file. Based solely upon a review of the copies of the forms furnished to Royale Energy, or representations from certain reporting persons that no reports were required, Royale Energy believes that no persons failed to file required reports on a timely basis for 2008, except that the Form 4 Reports for stock options awards to each of the eight directors in March 2008 and restricted stock awards to each of the eight directors in November 2008 were filed after the filing deadline for those reports had passed.

e) Additional Information

Other reports that we file with the SEC may also be obtained from the SEC’s website, www.sec.gov.

f) Proposals by Shareholders – 2010

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2010 annual shareholders meeting must be received by the corporate secretary of Royale Energy no later than January 31, 2010.

g) Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 2009 annual meeting. Management does not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Date: May 28, 2009	Donald H. Hosmer

          President and CEO

APPENDIX A

Proposed Amendment to Article III

of the

Articles of Incorporation

of

Royale Energy, Inc.

This corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred stock. The total number of shares of Common Stock which this corporation is authorized to issue is [20,000,000, no par value per share] ~~{10,000,000}~~, and the total number of Preferred Stock this corporation is authorized to issue is 10,000,000 [, no par value per share]. ~~{Upon adoption of this amended Article III, each two outstanding shares of Common Stock are converted into one share of Common Stock.}~~

ROYALE ENERGY, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Hosmer and Donald H. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on May 15, 20009, at the Annual Meeting of Shareholders to be held in at the office of the Company, 7676 Hazard Center Blvd., Suite 1500, San Diego, California 92108, on June 26, 2009, at 11:00 a.m., Pacific Daylight Time.

1.	ELECTION OF DIRECTORS or any adjournment thereof. FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).
	For	Against	Abstain

	Harry E. Hosmer Donald H. Hosmer	Stephen M. Hosmer Oscar Hildebrandt	George M. Watters Gary Grinsfelder	Gilbert C.L. Kemp Tony Hall

2.	To amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000.
	For	Against	Abstain

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
	For	Against	Abstain

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 and 2.

Please sign and date this Proxy. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title. Proxies received in this office later than 11:59 P.M. on June 25, 2009, will not be voted upon unless the shareholders are present to vote their shares.

Dated:

----------------------

(Please mark, sign, date and return the Proxy Card promptly.)

_________________________
Signature	Signature if held jointly